EXHIBIT 99.1
Pursuant to Regulation S-K, Item 601, Section 99, included herein are restated financial data schedules for the 1998 and 1997 quarterly periods ended March 31, June 30, and September 30. The financial data schedules are restated to reflect the contribution of certain fuel card subsidiaries by Cendant to the Company and the subsequent reclassification of the Company's fleet business segment to a discontinued operation for such quarterly periods. Amounts are in millions.

[ARTICLE]                     5
[MULTIPLIER]                                   1,000,000

[PERIOD-TYPE]                                  3-MOS                            3-MOS
[FISCAL-YEAR-EN]                              DEC-31-1998                      DEC-31-1997
[PERIOD-START]                                 JAN-01-1998                      JAN-01-1997
[PERIOD-EN]                                   MAR-31-1998                      MAR-31-1997
[CASH]                                                  67                                0
[SECURITIES]                                            0                                0
[RECEIVABLES]                                          351                                0
[ALLOWANCES]                                             0                                0
[INVENTORY]                                              0                                0
[CURRENT-ASSETS]                                         0                                0
[PP&E]                                                 137                                0
[DEPRECIATION]                                          47                                0
[TOTAL-ASSETS]                                       4,553                                0
[CURRENT-LIABILITIES]                                    0                                0
[BONDS]                                                  0                                0
[PREFERRED-MANDATORY]                                    0                                0
[PREFERRED]                                              0                                0
[COMMON]                                               480                                0
[OTHER-SE]                                             597                                0
[TOTAL-LIABILITY-AND-EQUITY]                         4,553                                0
[SALES]                                                  0                                0
[TOTAL-REVENUES]                                       178                              118
[CGS]                                                    0                                0
[TOTAL-COSTS]                                          120                              102
[OTHER-EXPENSES]                                         3                                0
[LOSS-PROVISION]                                         0                                0
[INTEREST-EXPENSE]                                       0                                0
[INCOME-PRETAX]                                         55                               16
[INCOME-TAX]                                            22                                7
[INCOME-CONTINUING]                                     33                                9
[DISCONTINUED]                                          31                               24
[EXTRAORDINARY]                                          0                                0
[CHANGES]                                                0                                0
[NET-INCOME]                                            64                               33
[EPS-PRIMARY]                                            0                                0
[EPS-DILUTED]                                            0                                0